EXHIBIT 2.1

       SHARE EXCHANGE AGREEMENT BY AND BETWEEN BARNETT ENERGY CORPORATION
                 AND WORLDWIDE BUSINESS SOLUTIONS INCORPORATED
                            DATED AS OF MAY 13, 2005



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                            SHARE EXCHANGE AGREEMENT

                                 by and between

                BARNETT ENERGY CORPORATION, A NEVADA CORPORATION

                                       and

        WORLDWIDE BUSINESS SOLUTIONS INCORPORATED, A COLORADO CORPORATION



                            Dated as of May 13, 2005

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                                TABLE OF CONTENTS

                                                                            PAGE
THE SHARE EXCHANGE.............................................................1
    1.1      THE SHARE EXCHANGE................................................1
    1.2      NUMBER OF SHARES OF BARNETT COMMON STOCK..........................1
    1.3      CONVERSION OF WORLDWIDE COMMON STOCK AND WARRANTS.................2
    1.4      EFFECTIVE TIME....................................................2
    1.5      FRACTIONAL SHARES.................................................2
    1.6      RESERVATION OF SHARES.............................................2
    1.7      ADJUSTMENTS TO EXCHANGE RATIO.....................................2
    1.8      DISSENTING SHARES.................................................2
    1.9      EXCHANGE OF CERTIFICATES..........................................3
    1.10     NO FURTHER OWNERSHIP RIGHTS IN WORLDWIDE COMMON STOCK.............3
    1.11     LOST, STOLEN OR DESTROYED CERTIFICATES............................3
    1.12     EXEMPTION FROM REGISTRATION.......................................3
    1.13     REPORTING OF SHARE EXCHANGE.......................................3
    1.14     BOARD OF DIRECTORS AND OFFICERS OF BARNETT........................4
    1.15     TAKING OF NECESSARY ACTION; FURTHER ACTION........................4
THE CLOSING....................................................................4
    2.1      TIME AND PLACE OF CLOSING.........................................4
    2.2      OBLIGATIONS OF WORLDWIDE AND THE WORLDWIDE SHAREHOLDERS AT
             OR PRIOR TO THE CLOSING...........................................4
    2.3      OBLIGATIONS OF BARNETT AT OR PRIOR TO THE CLOSING.................4
REPRESENTATIONS AND WARRANTIES OF WORLDWIDE....................................5
    3.1      ORGANIZATION AND QUALIFICATION....................................5
    3.2      CAPITALIZATION....................................................5
    3.3      SUBSIDIARIES AND AFFILIATES.......................................6
    3.4      OPTIONS OR OTHER RIGHTS...........................................6
    3.5      OWNERSHIP OF SHARES...............................................6
    3.6      VALIDITY AND EXECUTION OF AGREEMENT...............................6
    3.7      NO CONFLICT.......................................................6
    3.8      CONSENTS AND APPROVALS............................................7
    3.9      VIOLATION OF LAWS, PERMITS, ETC...................................7
    3.10     BOOKS AND RECORDS.................................................7
    3.11     WORLDWIDE FINANCIAL STATEMENTS....................................7
    3.12     UNDISCLOSED LIABILITIES...........................................7
    3.13     TITLE TO PROPERTY; ENCUMBRANCES...................................8
    3.14     TAXES.............................................................8
    3.15     LITIGATION........................................................9
    3.16     CONTRACTS AND OTHER AGREEMENTS....................................9
    3.17     COMPENSATION ARRANGEMENTS; OFFICERS AND DIRECTORS.................9
    3.18     ERISA.............................................................9
    3.19     OPERATIONS........................................................9
    3.20     LICENSES AND PERMITS.............................................11
    3.21     BROKERS..........................................................11
    3.22     DISCLOSURE.......................................................11



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REPRESENTATIONS AND WARRANTIES OF BARNETT.....................................11
    4.1      ORGANIZATION AND QUALIFICATION...................................12
    4.2      CAPITALIZATION...................................................12
    4.3      SUBSIDIARIES AND AFFILIATES......................................12
    4.4      OPTIONS OR OTHER RIGHTS..........................................12
    4.5      VALIDITY AND EXECUTION OF AGREEMENT..............................12
    4.6      NO CONFLICT......................................................12
    4.7      CONSENTS AND APPROVALS...........................................13
    4.8      VIOLATION OF LAWS, PERMITS, ETC..................................13
    4.9      BOOKS AND RECORDS................................................13
    4.10     BARNETT FINANCIAL STATEMENTS.....................................13
    4.11     UNDISCLOSED LIABILITIES..........................................13
    4.12     TITLE TO PROPERTY; ENCUMBRANCES..................................14
    4.13     TAXES............................................................14
    4.14     LITIGATION.......................................................14
    4.15     CONTRACTS AND OTHER AGREEMENTS...................................14
    4.16     COMPENSATION ARRANGEMENTS; OFFICERS AND DIRECTORS................15
    4.17     ERISA............................................................15
    4.18     OPERATIONS.......................................................15
    4.19     BROKERS..........................................................17
    4.20     APPROVAL OF SHARE EXCHANGE.......................................17
    4.21     INVESTMENT COMPANY...............................................17
    4.22     TRADING STATUS...................................................17
    4.23     DISCLOSURE.......................................................17
ACTIONS PRIOR TO CLOSING......................................................17
    5.1      CORPORATE EXAMINATIONS AND INVESTIGATIONS........................17
    5.2      CONDUCT AND PRESERVATION OF BUSINESS OF BARNETT..................18
    5.3      CONDUCT AND PRESERVATION OF BUSINESS OF WORLDWIDE................18
    5.4      ADVICE OF CHANGES................................................18
    5.5      PINK SHEETS......................................................19
    5.6      BARNETT SHAREHOLDER APPROVAL.....................................19
    5.7      SHAREHOLDER APPROVALS............................................19
    5.8      OTHER AGREEMENTS.................................................19
CONDITIONS PRECEDENT TO CLOSING...............................................19
    6.1      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BARNETT TO
             COMPLETE THE CLOSING.............................................19
    6.2      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF WORLDWIDE TO
             COMPLETE THE CLOSING.............................................21
POST-CLOSING COVENANTS........................................................22
    7.1      FURTHER INFORMATION..............................................22
    7.2      RECORD RETENTION.................................................23
    7.3      POST-CLOSING ASSISTANCE..........................................23
SURVIVAL; INDEMNIFICATION.....................................................23
    8.1      SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES...........23
TERMINATION OF AGREEMENT......................................................23
    9.1      TERMINATION......................................................23
    9.2      SURVIVAL AFTER TERMINATION.......................................24


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MISCELLANEOUS.................................................................24
    10.1     EXPENSES.........................................................24
    10.2     FURTHER ASSURANCES...............................................24
    10.3     NOTICES..........................................................25
    10.4     MEDIATION........................................................25
    10.5     ARBITRATION......................................................26
    10.6     PUBLICITY........................................................26
    10.7     ENTIRE AGREEMENT.................................................26
    10.8     WAIVERS AND AMENDMENTS...........................................26
    10.9     GOVERNING LAW....................................................27
    10.10    BINDING EFFECT, NO ASSIGNMENT....................................27
    10.11    COUNTERPARTS.....................................................27
    10.12    EXHIBITS AND SCHEDULES...........................................27
    10.13    EFFECT OF DISCLOSURE ON SCHEDULES................................27
    10.14    HEADINGS.........................................................27
    10.15    SEVERABILITY OF PROVISIONS.......................................27


SCHEDULE A - WORLDWIDE SHAREHOLDERS


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THIS SHARE EXCHANGE AGREEMENT is entered into as of May 13, 2005, by and between
BARNETT ENERGY CORPORATION, a Nevada corporation ("BARNETT"), and WORLDWIDE BUSINESS SOLUTIONS INCORPORATED, a Colorado corporation ("WORLDWIDE").

                                    RECITALS

A. The Boards of Directors of each of BARNETT and WORLDWIDE have determined that it is in the best interests of BARNETT and WORLDWIDE (as applicable) and their respective shareholders that BARNETT acquire WORLDWIDE through a statutory share exchange under the laws of Nevada and Colorado (the "SHARE EXCHANGE") and, in furtherance thereof, have approved the Share Exchange, this Agreement and the transactions contemplated hereby.

B. Pursuant to the Share Exchange, among other things, and subject to the terms and conditions of this Agreement, all of the shares of capital stock of WORLDWIDE which are issued and outstanding immediately prior to the Effective Time (as defined below) shall be converted into the right to receive shares of common stock, $0.001 par value per share, of BARNETT ("BARNETT COMMON STOCK") on the terms and subject to the conditions set forth herein.

C.      BARNETT  and   WORLDWIDE   desire  to  make   certain   representations,
        warranties, covenants and agreements in connection with the Share Exchange.


                                    AGREEMENT

NOW,  THEREFORE,  for  and in  consideration  of the  premises  and  the  mutual
agreements   hereinafter  set  forth,  in  accordance  with  the  provisions  of applicable law, the parties hereby agree as follows:

                                    ARTICLE I
                               THE SHARE EXCHANGE

1.1 THE SHARE EXCHANGE. At the Effective Time and upon the terms and subject to the conditions of this Agreement and the applicable provisions of the Nevada Revised Statutes (the "NEVADA LAW") and the Colorado Business Corporation Act and all amendments and additions thereto (the "COLORADO LAW"), by virtue of the Share Exchange and without any action on the part of BARNETT or the holder of any shares of WORLDWIDE Common Stock, the following shall occur:

1.2 NUMBER OF SHARES OF BARNETT COMMON STOCK. The stockholders of WORLDWIDE named on SCHEDULE A attached to this Agreement (the "WORLDWIDE
        SHAREHOLDERS") shall receive an aggregate of up to 7,200,000 post-reverse split shares of BARNETT Common Stock on a pro rata basis based on their percentage shareholdings in WORLDWIDE at the Effective Date, and WORLDWIDE shall become a wholly-owned subsidiary of BARNETT.



Share Exchange Agreement - Page 1
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1.3     CONVERSION OF WORLDWIDE COMMON STOCK AND WARRANTS.

        (a) Each share of WORLDWIDE Common Stock issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as such term is defined in SECTION 1.8) will be automatically cancelled and extinguished and each share of WORLDWIDE Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted automatically into the right to receive one (1) post-reverse split share of BARNETT Common Stock (the "EXCHANGE RATIO").

        (b) Each warrant to purchase one share of WORLDWIDE Common Stock issued and outstanding immediately prior to the Effective Time, other than those held by holders of Dissenting Shares, as such term is defined in SECTION 1.8) will be automatically cancelled and extinguished and each warrant to purchase one share of WORLDWIDE Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted automatically into the right to a warrant to purchase one (1) post-reverse split share of BARNETT Common Stock at the same price and for the same exercise period.

1.4 EFFECTIVE TIME. The Share Exchange will become effective upon the proper filing of Articles of Share Exchange with the Secretary of State of Nevada and Secretary of State of the State of Colorado (the "EFFECTIVE TIME").

1.5 FRACTIONAL SHARES. No fraction of a share of BARNETT Common Stock will be issued upon such exchange of shares of WORLDWIDE Common Stock. Instead amounts of shares will be rounded to the nearest whole number.

1.6 RESERVATION OF SHARES. BARNETT will reserve sufficient shares of BARNETT Common Stock for issuance pursuant to SECTION 1.3.

1.7 ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be equitably adjusted to reflect fully the effect of any stock split, reverse split, stock combination, stock dividend (including any dividend or distribution of securities convertible into BARNETT Common Stock or WORLDWIDE Common Stock), reorganization, reclassification, recapitalization or other like change with respect to BARNETT Common Stock or WORLDWIDE Common Stock, the effective date of which occurs after the date hereof and prior to the Effective Time.

1.8     DISSENTING SHARES.

        (a) Notwithstanding any provision of this Agreement to the contrary, any shares of WORLDWIDE Common Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with the Colorado Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("DISSENTING SHARES") shall not be converted into or represent a right to receive BARNETT Common Stock pursuant to SECTIONS 1.2 and 1.3, but the holder thereof shall only be entitled to such rights as are granted by the Colorado Law.

        (b) Notwithstanding the provisions of SECTION 1.8(A), if any holder of shares of WORLDWIDE Common Stock who demands appraisal of such shares under the


Share Exchange Agreement - Page 2

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              Colorado Law shall  effectively  withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of (i) the Effective Time or (ii) the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive BARNETT Common Stock as provided in SECTIONS 1.2 and 1.3, without interest thereon, in accordance with SECTIONS 1.2 and 1.3.

        (c) WORLDWIDE shall give BARNETT (i) prompt notice of its receipt of any written demands for appraisal of any shares of BARNETT Common Stock, withdrawals of such demands, and any other instruments relating to the Share Exchange received by WORLDWIDE and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the Colorado Law.

1.9 EXCHANGE OF CERTIFICATES. At Closing, or as soon as practicable thereafter, BARNETT shall have its transfer agent issue a letter of transmittal to each WORLDWIDE Shareholder listed on SCHEDULE A hereto. After having received a completed letter of transmittal and certificates representing such WORLDWIDE Shareholder's WORLDWIDE Common Stock, the transfer agent shall deliver certificates representing the whole number of shares of BARNETT Common Stock into which such WORLDWIDE Shareholder's shares of WORLDWIDE Common Stock shall have been exchanged as set forth herein.

1.10 NO FURTHER OWNERSHIP RIGHTS IN WORLDWIDE COMMON STOCK. All shares of BARNETT Common Stock issued upon the surrender for exchange of shares of WORLDWIDE Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of WORLDWIDE Common Stock, and there shall be no further registration of transfers on the records of WORLDWIDE of shares of WORLDWIDE Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates are presented to the BARNETT for any reason, they shall be canceled and exchanged as provided in this Article 1.

1.11 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any certificates evidencing shares of WORLDWIDE Common Stock shall have been lost, stolen or destroyed, the transfer agent for BARNETT shall issue certificates representing such shares of BARNETT Common Stock in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof.

1.12 EXEMPTION FROM REGISTRATION. The shares of BARNETT Common Stock to be issued pursuant to SECTIONS 1.2 and 1.3 in connection with the Share Exchange will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended (including the rules and regulations promulgated thereunder, the "SECURITIES ACT").

1.13 REPORTING OF SHARE EXCHANGE. For federal, state, and local income tax return reporting purposes, all parties agree to treat the Share Exchange as a nontaxable exchange under Section 368 of the Internal Revenue Code.


Share Exchange Agreement - Page 3
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1.14    BOARD OF  DIRECTORS  AND  OFFICERS  OF  BARNETT.  Immediately  after the
        Closing, the officers and directors of BARNETT shall resign and shall have appointed persons designed by WORLDWIDE to serve as directors.

1.15 TAKING OF NECESSARY ACTION; FURTHER ACTION. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of BARNETT are fully authorized to take, and will use their reasonable efforts to take, all such lawful and necessary action.


                                   ARTICLE II
                                   THE CLOSING

2.1 TIME AND PLACE OF CLOSING. The closing of the Share Exchange (the "CLOSING") shall, unless otherwise agreed to in writing by the parties, take place at a place and time to be determined by the parties, on or prior to May 31, 2005.

2.2 OBLIGATIONS OF WORLDWIDE AND THE WORLDWIDE SHAREHOLDERS AT OR PRIOR TO THE CLOSING. At or prior to Closing, and subject to the satisfaction by BARNETT of its obligations hereunder, WORLDWIDE and the WORLDWIDE Shareholders shall deliver to BARNETT the following:

        (a) A copy of the Articles of Incorporation of WORLDWIDE certified as of a date within ten days of the Closing by the Secretary of State of the State of Colorado and certified by the corporate secretary of WORLDWIDE as to the absence of any amendments between the date of certification by the Secretary of State and the Closing;

        (b) A certificate from the Secretary of State of the State of Colorado as to the existence and good standing of WORLDWIDE as of a date within ten days of the Closing;

        (c) A certificate of the corporate secretary of WORLDWIDE attaching thereto true and correct copies of the bylaws of WORLDWIDE;

        (d)   The certificate of WORLDWIDE referred to in SECTION 6.1 hereof;

        (e) Such other documents as are required pursuant to this Agreement or as may reasonably be requested from WORLDWIDE by BARNETT or its counsel; and

        (f) The certificates evidencing the shares of WORLDWIDE Common Stock owned by the WORLDWIDE Shareholders, duly endorsed for transfer to BARNETT.

2.3 OBLIGATIONS OF BARNETT AT OR PRIOR TO THE CLOSING. At or prior to Closing, and subject to the satisfaction by WORLDWIDE of its obligations hereunder, BARNETT shall deliver to WORLDWIDE and the WORLDWIDE Shareholders the following:


Share Exchange Agreement - Page 4
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        (a)   A copy of the Articles of Incorporation of BARNETT certified as of a date within ten days of the Closing by the Secretary of State of the State of Nevada and certified by the corporate secretary of BARNETT as to the absence of any amendments between the date of certification by the Secretary of State and the Closing;

        (b) A certificate from the Secretary of State of the State of Nevada as to the existence and good standing of BARNETT as of a date within ten days of the Closing;

        (c) A certificate of the corporate secretary of BARNETT attaching thereto true and correct copies of the bylaws of BARNETT and the corporate resolutions duly adopted by the board of directors of BARNETT authorizing the consummation of the transactions contemplated hereby;

        (d)   The certificate of BARNETT referred to in SECTION 6.2 hereof;

        (e) Such other documents as are required pursuant to this Agreement or as may reasonably be requested from BARNETT by WORLDWIDE or its counsel; and

        (f) Certificates evidencing the BARNETT Common Stock to be issued to the WORLDWIDE Shareholders pursuant to ARTICLE I hereof.


                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF WORLDWIDE

Except as expressly set forth and specifically identified by the section number of this Agreement in the schedule delivered by WORLDWIDE to BARNETT contemporaneously with the execution of this Agreement (the "WORLDWIDE DISCLOSURE SCHEDULE"), WORLDWIDE represents, warrants, and covenants to BARNETT as follows:

3.1 ORGANIZATION AND QUALIFICATION. WORLDWIDE is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to
        (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as currently conducted and as proposed to be conducted. WORLDWIDE is duly qualified or licensed to do business in each jurisdiction in which the failure to be so qualified or licensed could have a material adverse effect in the business, operations, properties, assets, liabilities, prospects, or condition (financial or otherwise) of WORLDWIDE (hereinafter a "MATERIAL EFFECT").

3.2 CAPITALIZATION. As of May 12, 2005, the issued and outstanding capital stock of WORLDWIDE consists of 6,080,000 shares of common stock. All of the issued and outstanding shares of capital stock of WORLDWIDE are validly issued, fully paid, and nonassessable, and none of such shares has been issued in violation of the preemptive rights of any person.



Share Exchange Agreement - Page 5
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3.3     SUBSIDIARIES  AND AFFILIATES.  Except as set forth in SECTION 3.3 of the
        WORLDWIDE Disclosure Schedule, WORLDWIDE does not own or hold, directly or indirectly, any equity, debt, or other interest in any entity or business or any option to acquire any such interest.

3.4 OPTIONS OR OTHER RIGHTS. Except as set forth in SECTION 3.4 of the WORLDWIDE Disclosure Schedule, no options, warrants, calls, commitments or other rights to acquire, sell or issue shares of capital stock or other equity interests of WORLDWIDE, whether upon conversion of other securities or otherwise, are issued or outstanding, and there is no agreement or understanding with respect to the voting of such capital stock or other equity interests.

3.5 OWNERSHIP OF SHARES. The shares of WORLDWIDE Common Stock are owned of record and beneficially by the WORLDWIDE Shareholders as set forth on Schedule A. To the knowledge of WORLDWIDE, the WORLDWIDE Shareholders possess full authority and legal right to sell, transfer, and assign the entire legal and beneficial ownership of the shares of WORLDWIDE common stock, free from all liens, claims, and encumbrances of any kind.

3.6 VALIDITY AND EXECUTION OF AGREEMENT. WORLDWIDE has the full legal right, capacity and power required to enter into, execute and deliver this Agreement and to carry out the transactions contemplated, subject to approval of the shareholders of WORLDWIDE and the terms set forth in this Agreement. This Agreement has been duly executed and delivered by WORLDWIDE and constitutes the valid and binding obligation of WORLDWIDE, enforceable in accordance with its terms, subject to the qualification that enforcement of the rights and remedies created hereby is subject to
        (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and
        (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

3.7 NO CONFLICT. Except as set forth in SECTION 3.7 of the WORLDWIDE Disclosure Schedule and to the knowledge of WORLDWIDE, none of the execution, delivery, or performance of this Agreement does or will: (a) result in any violation or be in conflict with or constitute a default under any term or provision of the Articles of Incorporation or bylaws of WORLDWIDE or any term or provision of any judgment, decree, order, statute, injunction, rule, or regulation applicable to WORLDWIDE that would cause a Material Effect, or of any material note, bond, mortgage, indenture, lease, license, franchise, agreement, or other instrument or obligation to which WORLDWIDE or is bound that would cause a Material Effect; (b) result in the creation of any material option, pledge, security interest, lien, charge, encumbrance, or restriction, whether imposed by agreement, understanding, law or otherwise, except those arising under applicable federal or state securities laws (hereinafter an "ENCUMBRANCE") upon any of the properties or assets of WORLDWIDE pursuant to any such term or provision that would cause a Material Effect; or (c) constitute a default under, terminate, accelerate, amend or modify, or give any party the right to terminate, accelerate, amend, modify, abandon, or refuse to perform or comply with, any material contract, agreement, arrangement, commitment, or plan to which WORLDWIDE is a party, or by which WORLDWIDE or any of its properties or assets may be subject or bound that would cause a Material Effect.



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3.8     CONSENTS AND APPROVALS. No federal, state, or other regulatory approvals are required to be obtained, nor any regulatory requirements complied with, by WORLDWIDE in connection with the Share Exchange.

3.9     VIOLATION OF LAWS, PERMITS, ETC.

        (a) WORLDWIDE is not in violation of any term or provision of its Articles of Incorporation or bylaws, or of any material term or provision of any judgment, decree, order, statute, law, injunction, rule, ordinance, or governmental regulation that is applicable to it and where the failure to comply with which would have a Material Effect.

        (b) WORLDWIDE has maintained in full force and effect all certificates, licenses, and permits material to the conduct of its business, and has not received any notification that any revocation or limitation thereof is threatened or pending.

3.10 BOOKS AND RECORDS. The books and records of WORLDWIDE (including, without limitation, the books of account, minute books, and stock record books) are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of WORLDWIDE are complete and current in all material respects and, as applicable, accurately reflect all actions taken by the shareholders and the board of directors of WORLDWIDE since the date of inception of WORLDWIDE, and all signatures contained therein are the true signatures of the persons whose signatures they purport to be.

3.11 WORLDWIDE FINANCIAL STATEMENTS. The unaudited balance sheet of WORLDWIDE as of March 31, 2005, and the related unaudited statement of income and statement of cash flows for the one month then ended (the "WORLDWIDE FINANCIAL STATEMENTS"), true and complete copies of which have been delivered to BARNETT, present fairly, in all material respects, the financial position of WORLDWIDE as at such dates and the results of operations of WORLDWIDE for the periods then ended, in accordance with generally accepted accounting principles ("GAAP") consistently applied for the periods covered thereby.

3.12 UNDISCLOSED LIABILITIES. To the knowledge of WORLDWIDE, WORLDWIDE does not have any material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise (all of the foregoing being collectively referred to as "LIABILITIES" and individually as a "LIABILITY"), of a kind required by GAAP to be set forth on a financial statement that is not fully and adequately reflected or reserved against on the WORLDWIDE Financial Statements. WORLDWIDE does not have any Liabilities, whether or not of a kind required by GAAP to be set forth on a financial statement, other than
        (a) Liabilities incurred in the ordinary course of business since the date of the latest balance sheet included in the WORLDWIDE Financial Statements that are consistent with past practice and are included in the latest WORLDWIDE Financial



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


        Statements, (b) Liabilities that are fully reflected on or reserved against on the latest balance sheet included in the WORLDWIDE Financial Statements, or (c) as specifically disclosed in the WORLDWIDE Financial Statements.

3.13 TITLE TO PROPERTY; ENCUMBRANCES. WORLDWIDE has good and indefeasible title to and other legal right to use all properties and assets, real, personal and mixed, tangible and intangible, reflected as owned on the latest balance sheet included in the WORLDWIDE Financial Statements or acquired after the date of such balance sheet, except for properties and assets disposed of in accordance with customary practice in the business or disposed of for full and fair value since the date of such balance sheet in the ordinary course of business consistent with past practice and except for matters that would not have a Material Effect.

3.14 TAXES. All returns, reports, information returns, or other documents (including any related or supporting information) filed or required to be filed with any federal, state, local, or foreign governmental entity or others authority in connection with the determination, assessment or collection of any Tax (whether or not such Tax is imposed on WORLDWIDE) or the administration of any laws, regulations or administrative requirements relating to any Tax (hereinafter "TAX RETURNS"), reports and declarations of estimated tax or estimated tax deposit forms required to be filed by WORLDWIDE have been duly and timely filed; WORLDWIDE has paid all taxes, charges, fees, levies or other assessments imposed by any federal, state, local or foreign taxing authority, whether disputed or not, including, without limitation, income, capital, estimated, excise, property, sales, transfer, withholding, employment, payroll, and franchise taxes and such terms shall include any interest, penalties or additions attributable to or imposed on or with respect to such assessments and any expenses incurred in connection with the settlement of any tax liability (hereinafter "TAXES") which have become due whether pursuant to such returns or any assessment received by it or otherwise, and has paid all installments of estimated Taxes due; and all Taxes which WORLDWIDE is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper court, tribunal, arbitrator or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of any such government or political subdivision (hereinafter "GOVERNMENTAL OR REGULATORY BODY"). There are no tax liens upon any of the assets or properties of WORLDWIDE except for any lien, pledge, hypothecation, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any member or similar agreement, encumbrance or any other restriction or limitation whatsoever, other than (i) materialmen's, mechanics', repairmen's or other like liens arising in the ordinary course of business for amounts either not yet due or being contested in good faith and by appropriate proceedings so long as such proceedings shall not involve any material danger of sale, forfeiture or loss of any part of the assets and shall have been disclosed to BARNETT hereunder, or (ii) any lien arising as a result of any act or omission of BARNETT (hereinafter "LIENS") for Taxes not yet due. WORLDWIDE is not a party to any express tax settlement agreement, arrangement, policy or guideline, formal or informal (a "SETTLEMENT AGREEMENT"), and WORLDWIDE does not have any obligation to make payments under any Settlement Agreement.



Share Exchange Agreement - Page 8

3.15    LITIGATION.

        (a) There is no action, proceeding, investigation, or inquiry pending or, to the best of WORLDWIDE's knowledge, threatened (i) against or affecting any of WORLDWIDE's assets or business that, if determined adversely to WORLDWIDE, would result in a Material Effect or (ii) that questions this Agreement or any action contemplated by this Agreement or in connection with the Share Exchange.

        (b) WORLDWIDE has no knowledge of any state of facts or of the occurrence or nonoccurrence of any event or group of related events, that should reasonably cause WORLDWIDE to determine that there exists any basis for any material claim against WORLDWIDE for any of the matters described in paragraph (a) above.

3.16 CONTRACTS AND OTHER AGREEMENTS. WORLDWIDE has made available to BARNETT complete and correct copies of all material written agreements, contracts, and commitments, together with all amendments thereto, and accurate (in all material respects) descriptions of all material oral agreements. Such agreements, contracts, and commitments are in full force and effect, and, to the best of WORLDWIDE's knowledge, all other parties to such agreements, contracts, and commitments have performed all obligations required to be performed by them to date thereunder in all material respects and are not in default thereunder in any material respect.

3.17 COMPENSATION ARRANGEMENTS; OFFICERS AND DIRECTORS. SECTION 3.17 to the WORLDWIDE Disclosure Schedule sets forth: (a) the names of all present officers and directors of WORLDWIDE and current annual salary, including any promised, expected or customary bonus or such other amount, and (b) the names and titles of all directors and officers of WORLDWIDE.
        WORLDWIDE has not made a commitment or agreement (verbally or in writing) to increase the compensation or to modify the conditions or terms of employment of any person listed in SECTION 3.17 to the WORLDWIDE Disclosure Schedule. To the knowledge of WORLDWIDE, none of such persons has made a threat to WORLDWIDE to terminate such person's relationship with WORLDWIDE.

3.18 ERISA. Except as set forth in SECTION 3.18 to the WORLDWIDE Disclosure Schedule, there are no employee benefit plans as defined in ERISA ("PLANS") maintained for the benefit of, or covering, any employee, former employee, independent contractor or former independent contractor of WORLDWIDE, or their dependents or their beneficiaries, or otherwise, now or heretofore contributed to by WORLDWIDE, and no such Plan is or has ever been subject to ERISA.

3.19 OPERATIONS. Except as expressly authorized by this Agreement, and except as set forth in SECTION 3.19 to the WORLDWIDE Disclosure Schedule, since the date of the latest WORLDWIDE Financial Statements, WORLDWIDE has not:

        (a) amended its Articles of Incorporation or By-Laws or merged with or into or consolidated with any other entity, or changed or agreed to rearrange in any manner the character of the business of WORLDWIDE;


Share Exchange Agreement - Page 9

        (b) issued, sold or purchased options or rights to subscribe to, or entered into any contracts or commitments to issue, sell or purchase, any shares of its capital stock or other equity interests except in the ordinary course of business and consistent with past practices, except for the private placement of up to 2,000,000 shares of common stock and warrants to purchase up to 2,000,000 shares of common stock;

        (c) issued any note, bond or other debt security, created, incurred or assumed any indebtedness for borrowed money other than in the ordinary course of business in connection with trade payables, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation;

        (d) declared, set aside or paid any dividends or declared or made any other distributions of any kind to the shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or other equity interests;

        (e) knowingly waived any right of material value to the business of WORLDWIDE;

        (f) made any change in its accounting methods or practices or made any changes in depreciation or amortization policies or rates adopted by it or made any material write-down of inventory or material write-off as uncorrectable of accounts receivable;

        (g) made any wage or salary increase or other compensation payable or to become payable or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives, or any accrual for or commitment or agreement to make or pay the same, other than increases made in the ordinary course consistent with past practice;

        (h) entered into any transactions with any of its affiliates, shareholders, officers, directors, employees, consultants, agents or other representatives (other than employment arrangements made in the ordinary course of business consistent with past practice), or any affiliate of any shareholder, officer, director, consultant, employee, agent or other representative;

        (i) made any payment or commitment to pay any severance or termination pay to any person or any of its officers, directors, employees, consultants, agents or other representatives, other than payments or commitments to pay such persons or their officers, directors, employees in the ordinary course of business;

        (j) except in the ordinary course of business, incurred or assumed any debt, obligation or liability (whether absolute or contingent and whether or not currently due and payable);



Share Exchange Agreement - Page 10

        (k) except in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person;

        (l) except in the ordinary course of business, paid, directly or indirectly, any of its Liabilities before the same became due in accordance with their terms or otherwise than in the ordinary course of business, except to obtain the benefit of discounts available for early payment;

        (m) except in the ordinary course of business, created, incurred or assumed any indebtedness for borrowed money, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation, in each case in excess of $50,000 individually or in the aggregate;

        (n) except in the ordinary course of business, made any capital expenditures or commitments for capital expenditures in aggregate amount exceeding $50,000; or

        (o) except in the ordinary course of business, terminated, failed to renew, amended or entered into any contract or other agreement of a type required to be disclosed pursuant to SECTION 3.16.

3.20 LICENSES AND PERMITS. All of the licenses, concessions and permits issued to WORLDWIDE are set forth in SECTION 3.20 of the WORLDWIDE Disclosure Schedule. WORLDWIDE has not received any notice of any claim of revocation of any such licenses, concessions, and permits and has no knowledge of any event, which would be likely to give rise to such a claim.

3.21 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by WORLDWIDE directly with BARNETT without the intervention of any other person on behalf of WORLDWIDE in such manner as to give rise to any valid claim by any person against WORLDWIDE or BARNETT for a finder's fee, brokerage commission or similar payment.

3.22 DISCLOSURE. To the knowledge of WORLDWIDE, neither this Agreement, nor any Schedule or Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF BARNETT

Except as expressly set forth and specifically identified by the section number of this Agreement in the schedule delivered by BARNETT to WORLDWIDE contemporaneously with the execution of this Agreement (the "BARNETT DISCLOSURE SCHEDULE"), BARNETT represents, warrants, and covenants to WORLDWIDE as follows:



Share Exchange Agreement - Page 11

4.1 ORGANIZATION AND QUALIFICATION. BARNETT is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to (a) own, lease and operate its properties and assets as they are now owned, leased and operated and (b) carry on its business as currently conducted and as proposed to be conducted. BARNETT is duly qualified or licensed to do business in each jurisdiction in which the failure to be so qualified or licensed could have a Material Effect.

4.2 CAPITALIZATION. The issued and outstanding capital stock of BARNETT consists of 4,347,200 shares of common stock, $0.001 par value per share. All of the issued and outstanding shares of capital stock of BARNETT are validly issued, fully paid, and nonassessable, and none of such shares has been issued in violation of the preemptive rights of any person. The BARNETT Common Stock shall be validly issued, fully paid, and nonassessable. BARNETT shall have effected a one-for-two reverse split of its issued and outstanding common stock prior to Closing.

4.3 SUBSIDIARIES AND AFFILIATES. Except as set forth in SECTION 4.3 of the BARNETT Disclosure Schedule, BARNETT does not own or hold, directly or indirectly, any equity, debt, or other interest in any entity or business or any option to acquire any such interest.

4.4 OPTIONS OR OTHER RIGHTS. Except as set forth in SECTION 4.4 of the BARNETT Disclosure Schedule, no options, warrants, calls, commitments or other rights to acquire, sell or issue shares of capital stock or other equity interests of BARNETT whether upon conversion of other securities or otherwise, are issued or outstanding except as set forth in the BARNETT Disclosure Schedule, and there is no agreement or understanding with respect to the voting of such capital stock or other equity interests.

4.5 VALIDITY AND EXECUTION OF AGREEMENT. BARNETT has the full legal right, capacity, and power required to enter into, execute, and deliver this Agreement and to carry out the transactions contemplated, subject to approval of the shareholders of BARNETT and the terms set forth in this Agreement. This Agreement has been duly and validly executed on behalf of BARNETT and is a valid and binding obligation of BARNETT, enforceable in accordance with its terms, subject to the qualification that enforcement of the rights and remedies created hereby is subject to (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and
        (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

4.6 NO CONFLICT. Except as set forth in SECTION 4.6 of the BARNETT Disclosure Schedule and to the knowledge of BARNETT, none of the execution, delivery, or performance of this Agreement does or will: (a) result in any violation or be in conflict with or constitute a default under any term or provision of the Articles of Incorporation or bylaws of BARNETT or any term or provision of any judgment, decree, order, statute, injunction, rule, or regulation applicable to BARNETT that would cause a Material Effect, or of any material note, bond, mortgage, indenture, lease, license, franchise, agreement, or other instrument or obligation to which BARNETT is bound that would cause a Material Effect;
        (b) result in the creation of any Encumbrance upon any of the properties or assets of BARNETT pursuant to


Share Exchange Agreement - Page 12
        any such term or provision that would cause a Material Effect; or (c) constitute a default under, terminate, accelerate, amend or modify, or give any party the right to terminate, accelerate, amend, modify, abandon, or refuse to perform or comply with, any material contract, agreement, arrangement, commitment, or plan to which BARNETT is a party, or by which BARNETT or any of its properties or assets may be subject or bound that would cause a Material Effect.

4.7 CONSENTS AND APPROVALS. No federal, state, or other regulatory approvals are required to be obtained, nor any regulatory requirements complied with, by BARNETT in connection with the Share Exchange.

4.8     VIOLATION OF LAWS, PERMITS, ETC.

        (a) BARNETT is not in violation of any term or provision of its Articles of Incorporation or bylaws, or of any material term or provision of any judgment, decree, order, statute, law, injunction, rule, ordinance, or governmental regulation that is applicable to it and where the failure to comply with which would have a Material Effect.

        (b) BARNETT has maintained in full force and effect all certificates, licenses, and permits material to the conduct of its business, and has not received any notification that any revocation or limitation thereof is threatened or pending.

4.9 BOOKS AND RECORDS. The books and records of BARNETT (including, without limitation, the books of account, minute books, and stock record books) are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of BARNETT are complete and current in all material respects and, as applicable, accurately reflect all actions taken by the shareholders and the board of directors of BARNETT since the date of inception of BARNETT, and all signatures contained therein are the true signatures of the persons whose signatures they purport to be.

4.10 BARNETT FINANCIAL STATEMENTS. The unaudited balance sheet of BARNETT as of March 31, 2005, and the related unaudited statement of income and statement of cash flows for the three months then ended, as well as the unaudited balance sheet as of December 31, 2004, and the related unaudited statements of income and statements of cash flows for the two years then ended (the "BARNETT FINANCIAL STATEMENTS"), true and complete copies of which have been delivered to WORLDWIDE, present fairly, in all material respects, the financial position of BARNETT as at such dates and the results of operations of WORLDWIDE for the periods then ended, in accordance with GAAP consistently applied for the periods covered thereby.

4.11 UNDISCLOSED LIABILITIES. To the knowledge of BARNETT, BARNETT does not have any Liability of a kind required by GAAP to be set forth on a financial statement that is not fully and adequately reflected or reserved against on the BARNETT Financial Statements. BARNETT does not have any Liabilities, whether or not of a kind required by GAAP to be set forth on a financial statement, other than (a) Liabilities incurred in the ordinary course of



Share Exchange Agreement - Page 13
        business since the date of the latest balance sheet included in the BARNETT Financial Statements that are consistent with past practice and are included in the latest BARNETT Financial Statements, (b) Liabilities that are fully reflected on or reserved against on the latest balance sheet included in the BARNETT Financial Statements, or (c) as specifically disclosed in the BARNETT Financial Statements.

4.12 TITLE TO PROPERTY; ENCUMBRANCES. BARNETT has good and indefeasible title to and other legal right to use all properties and assets, real, personal and mixed, tangible and intangible, reflected as owned on the latest balance sheet included in the BARNETT Financial Statements or acquired after the date of such balance sheet, except for properties and assets disposed of in accordance with customary practice in the business or disposed of for full and fair value since the date of such balance sheet in the ordinary course of business consistent with past practice and except for matters that would not have a Material Effect.

4.13 TAXES. All Tax Returns, reports and declarations of estimated tax or estimated tax deposit forms required to be filed by BARNETT have been duly and timely filed; BARNETT has paid all Taxes which have become due whether pursuant to such returns or any assessment received by it or otherwise, and has paid all installments of estimated Taxes due; and all Taxes which BARNETT is required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper Governmental or Regulatory Body. There are no tax liens upon any of the assets or properties of BARNETT except for Liens for Taxes not yet due. BARNETT is not a party to any Settlement Agreement, and BARNETT does not have any obligation to make payments under any Settlement Agreement.

4.14    LITIGATION.

        (a) There is no action, proceeding, investigation, or inquiry pending or, to the best of BARNETT's knowledge, threatened (i) against or affecting any of BARNETT's assets or business that, if determined adversely to BARNETT, would result in a Material Effect or (ii) that questions this Agreement or any action contemplated by this Agreement or in connection with the Share Exchange.

        (b) BARNETT has no knowledge of any state of facts or of the occurrence or nonoccurrence of any event or group of related events, that should reasonably cause BARNETT to determine that there exists any basis for any material claim against BARNETT for any of the matters described in paragraph (a) above.

4.15 CONTRACTS AND OTHER AGREEMENTS. BARNETT has made available to WORLDWIDE complete and correct copies of all material written agreements, contracts, and commitments, together with all amendments thereto, and accurate (in all material respects) descriptions of all material oral agreements. Such agreements, contracts, and commitments are in full force and effect, and, to the best of BARNETT's knowledge, all other parties to such agreements, contracts, and commitments have performed all obligations required to be performed by them to date thereunder in all material respects and are not in default thereunder in any material respect.



Share Exchange Agreement - Page 14

4.16 COMPENSATION ARRANGEMENTS; OFFICERS AND DIRECTORS. SECTION 4.16 to the BARNETT Disclosure Schedule sets forth: (a) the names of all present officers and directors of BARNETT and current annual salary, including any promised, expected or customary bonus or such other amount, and (b) the names and titles of all directors and officers of BARNETT. BARNETT has not made a commitment or agreement (verbally or in writing) to increase the compensation or to modify the conditions or terms of employment of any person listed in SECTION 4.16 to the BARNETT Disclosure Schedule. To the knowledge of BARNETT, none of such persons has made a threat to BARNETT to terminate such person's relationship with BARNETT.

4.17 ERISA. Except as set forth in SECTION 4.17 to the BARNETT Disclosure Schedule, there are no employee benefit plans as defined in ERISA ("PLANS") maintained for the benefit of, or covering, any employee, former employee, independent contractor or former independent contractor of BARNETT, or their dependents or their beneficiaries, or otherwise, now or heretofore contributed to by BARNETT, and no such Plan is or has ever been subject to ERISA.

4.18 OPERATIONS. Except as expressly authorized by this Agreement, and except as set forth in SECTION 4.18 to the BARNETT Disclosure Schedule, since the date of the latest BARNETT Financial Statements, BARNETT has not:

        (a) amended its Articles of Incorporation or By-Laws or merged with or into or consolidated with any other entity, or changed or agreed to rearrange in any manner the character of the business of BARNETT;

        (b) issued, sold or purchased options or rights to subscribe to, or entered into any contracts or commitments to issue, sell or purchase, any shares of its capital stock or other equity interests except in the ordinary course of business and consistent with past practices, and except for the agreement to issue 323,776 pre-reverse split shares of common stock to extinguish all debt owed to Carlos V. Sandoval;

        (c) issued any note, bond or other debt security, created, incurred or assumed any indebtedness for borrowed money other than in the ordinary course of business in connection with trade payables, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation;

        (d) declared, set aside or paid any dividends or declared or made any other distributions of any kind to the shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock or other equity interests;

        (e) knowingly waived any right of material value to the business of BARNETT;

        (f) made any change in its accounting methods or practices or made any changes in depreciation or amortization policies or rates adopted by it or made any material


Share Exchange Agreement - Page 15
              write-down of inventory or material write-off as uncorrectable of accounts receivable;

        (g) made any wage or salary increase or other compensation payable or to become payable or bonus, or increase in any other direct or indirect compensation, for or to any of its officers, directors, employees, consultants, agents or other representatives, or any accrual for or commitment or agreement to make or pay the same, other than increases made in the ordinary course consistent with past practice;

        (h) entered into any transactions with any of its affiliates, shareholders, officers, directors, employees, consultants, agents or other representatives (other than employment arrangements made in the ordinary course of business consistent with past practice), or any affiliate of any shareholder, officer, director, consultant, employee, agent or other representative, except for the agreement to issue 323,776 pre-reverse split shares of common stock to extinguish all debt owed to Carlos V. Sandoval;

        (i) made any payment or commitment to pay any severance or termination pay to any person or any of its officers, directors, employees, consultants, agents or other representatives, other than payments or commitments to pay such persons or their officers, directors, employees in the ordinary course of business;

        (j) except in the ordinary course of business, incurred or assumed any debt, obligation or liability (whether absolute or contingent and whether or not currently due and payable);

        (k) except in the ordinary course of business, made any acquisition of all or any part of the assets, properties, capital stock or business of any other person;

        (l) except in the ordinary course of business and except for the agreement to issue 323,776 pre-reverse split shares of common stock to extinguish all debt owed to Carlos V. Sandoval, paid, directly or indirectly, any of its Liabilities before the same became due in accordance with their terms or otherwise than in the ordinary course of business, except to obtain the benefit of discounts available for early payment;

        (m) except in the ordinary course of business, created, incurred or assumed any indebtedness for borrowed money, or guaranteed any indebtedness for borrowed money or any capitalized lease obligation, in each case in excess of $50,000 individually or in the aggregate;

        (n) except in the ordinary course of business, made any capital expenditures or commitments for capital expenditures in aggregate amount exceeding $50,000; or

        (o) except in the ordinary course of business, terminated, failed to renew, amended or entered into any contract or other agreement of a type required to be disclosed pursuant to SECTION 3.16.


Share Exchange Agreement - Page 16

4.19 BROKERS. All negotiations relating to this Agreement and the transactions contemplated hereby have been carried out by WORLDWIDE directly with BARNETT without the intervention of any other person on behalf of BARNETT in such manner as to give rise to any valid claim by any person against WORLDWIDE or BARNETT for a finder's fee, brokerage commission or similar payment.

4.20 APPROVAL OF SHARE EXCHANGE. The board of directors of BARNETT has approved the Share Exchange without reservation or qualification.

4.21 INVESTMENT COMPANY. BARNETT is not an investment company within the meaning of Section 3 of the Investment Company Act.

4.22 TRADING STATUS. The BARNETT Common Stock is quoted on the "Pink Sheets" under the symbol "BNTT."

4.23 DISCLOSURE. To the knowledge of BARNETT, neither this Agreement, nor any Schedule or Exhibit to this Agreement, contains an untrue statement of a material fact or omits a material fact necessary to make the statements contained herein or therein not misleading.


                                    ARTICLE V
                            ACTIONS PRIOR TO CLOSING

5.1 CORPORATE EXAMINATIONS AND INVESTIGATIONS. At or prior to the Closing Date, each of BARNETT and WORLDWIDE shall be entitled to make such investigation of the assets, properties, business and operations of the other and such examination of the books, records, Tax Returns, financial condition and operations of the other as each may wish. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and BARNETT and WORLDWIDE shall cooperate fully therein. In order that each of BARNETT and WORLDWIDE may have full opportunity to make such a business, accounting and legal review, examination or investigation as it may wish of the business and affairs of the other, BARNETT or WORLDWIDE, as the case may be, shall furnish to the other during such period all such information and copies of such documents concerning its affairs as BARNETT or WORLDWIDE may reasonably request and cause its officers, employees, consultants, agents, accountants and attorneys to cooperate fully and provide all material facts affecting its financial condition and business operations. Until the Closing and if the Closing shall not occur, thereafter, BARNETT, WORLDWIDE, and its respective affiliates shall keep confidential and shall not use in any manner inconsistent with the transactions contemplated by this Agreement and after termination of this Agreement, BARNETT, WORLDWIDE, and its respective affiliates shall not disclose, nor use for their own benefit, any information or documents obtained from the other concerning its assets, properties, business and operations, unless (a) readily ascertainable from public or published information, or trade sources, (b) received from a third party not under an obligation to BARNETT or WORLDWIDE, as the case may be, to keep such information confidential or (c) required by any Law or Order. If this transaction does not close for any reason,



Share Exchange Agreement - Page 17

        BARNETT, WORLDWIDE, and its respective affiliates shall return or destroy all such confidential information and compilations thereof as is practicable, and shall certify such destruction or return to BARNETT or WORLDWIDE, as the case may be.

5.2 CONDUCT AND PRESERVATION OF BUSINESS OF BARNETT. From the date hereof through the Closing Date, BARNETT shall cause its corporate existence to be continued in the ordinary course in the same manner as it has been conducted since it inception. BARNETT covenants that, except with the prior written consent of WORLDWIDE, which consent shall not be unreasonably withheld, BARNETT will not:

        (a) Do any of the restricted acts set forth in SECTION 4.18 hereof, or enter into any agreement of a nature set forth in SECTION 4.15 hereof; or

        (b) Enter into any transaction other than in the ordinary course of business.

5.3 CONDUCT AND PRESERVATION OF BUSINESS OF WORLDWIDE. From the date hereof through the Closing Date, WORLDWIDE shall cause its business to be conducted in the ordinary course and in the same manner as it has been conducted since its inception. WORLDWIDE covenants that, except with the prior written consent of BARNETT, which consent shall not be unreasonably withheld, WORLDWIDE will not:

        (a) Do any of the restricted acts set forth in SECTION 3.19 hereof, or enter into any agreement of a nature set forth in SECTION 3.16 hereof, except for a definitive agreement with Cleave Global e-Services Limited, as contemplated by the Letter of Intent dated March 10, 2005; or

        (b) Enter into any transaction other than in the ordinary course of business.

        Further, WORLDWIDE shall use commercially reasonable efforts to (i) preserve intact its business, assets, properties and organizations, (ii) keep available the services of its present officers, employees, consultants and agents; and (iii) maintain its present suppliers and customers and preserve its goodwill.

5.4 ADVICE OF CHANGES. WORLDWIDE will promptly advise BARNETT in writing from time to time prior to the Closing with respect to any matter hereafter arising and known to them that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the WORLDWIDE Disclosure Schedule or would have resulted in any representation of WORLDWIDE in this Agreement being untrue. BARNETT will promptly advise WORLDWIDE in writing from time to time prior to the Closing with respect to any matter hereafter arising and known to it that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the BARNETT Disclosure Schedule or would have resulted in any representation of BARNETT in this Agreement being untrue in any material respect.




Share Exchange Agreement - Page 18

5.5 PINK SHEETS. BARNETT will use its best efforts to maintain the listing on the Pink Sheets of the BARNETT Common Stock. BARNETT shall take the necessary action to notify NASD Regulation of the Share Exchange in a timely manner.

5.6 BARNETT SHAREHOLDER APPROVAL. BARNETT shall, as expeditiously as possible, take all actions necessary to obtain the approval of its shareholders of the transactions contemplated by this Agreement as required by the laws of Nevada.

5.7 SHAREHOLDER APPROVAL. WORLDWIDE shall, as expeditiously as possible, take all actions necessary to obtain the approval of its shareholders of the transactions contemplated by this Agreement as required by the laws of Colorado.

5.8 OTHER AGREEMENTS. WORLDWIDE and BARNETT agree to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, the obtaining of all necessary waivers, consents and approvals and the effecting of all necessary registrations and filings, including, but not limited to, submissions of information requested by Governmental or Regulatory Bodies and any other persons required to be obtained by them for the consummation of the closing and the continuance in full force and effect of the permits, contracts and other agreements set forth on the Schedules to this Agreement.


                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

6.1     CONDITIONS  PRECEDENT  TO THE  OBLIGATIONS  OF BARNETT TO  COMPLETE  THE
        CLOSING. The obligations of BARNETT to enter into and complete the Closing are subject to the fulfillment of the following conditions, any one or more of which may be waived by BARNETT:

        (a) (i) All of the terms, covenants, and conditions of this Agreement to be complied with or performed by WORLDWIDE at or before the Closing shall have been duly complied with and performed in all material respects, (ii) the representations and warranties of WORLDWIDE set forth in Article III shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing, and (iii) BARNETT shall have received a certificate to such effect from WORLDWIDE, specifically referencing SECTIONS 3.7 AND 3.8.

        (b) All consents, waivers, approvals, licenses, authorizations of, or filings or declarations with third parties or Governmental or Regulatory Bodies required to be obtained by WORLDWIDE in order to permit the transactions contemplated by this Agreement to be consummated in accordance with agreements and court orders applicable to WORLDWIDE and applicable governmental laws, rules, regulations and agreements shall have been obtained and any waiting period thereunder shall have expired or




Share Exchange Agreement - Page 19
              been terminated, and BARNETT shall have received a certificate from WORLDWIDE to such effect.

        (c) All actions, proceedings, instruments, and documents in connection with the consummation of the transactions contemplated by this Agreement, including the forms of all documents, legal matters, opinions, and procedures in connection therewith, shall have been approved in form and substance by counsel for BARNETT, which approval shall not be unreasonably withheld.

        (d) WORLDWIDE shall have furnished such certificates to evidence compliance with the conditions set forth in this Article, as may be reasonably requested by BARNETT or its counsel.

        (e)   WORLDWIDE shall not have suffered any Material Effect.

        (f) No material information or data provided or made available to BARNETT by or on behalf of WORLDWIDE shall be incorrect in any material respect.

        (g) No investigation and no suit, action, or proceeding before any court or any governmental or regulatory authority shall be pending or threatened by any state or federal governmental or regulatory authority, against WORLDWIDE or any of its affiliates, associates, officers, or directors seeking to restrain, prevent, or change in any material respect the transactions contemplated hereby or seeking damages in connection with such transactions that are material to WORLDWIDE.

        (h) All of the WORLDWIDE Shareholders approving the Share Exchange shall have acknowledged that the shares of BARNETT Common Stock are restricted securities under the Securities Act and represent that such WORLDWIDE Shareholder (i) is acquiring the BARNETT
              Common Stock for his own account without a view to distribution within the meaning of the Securities Act; (ii) has received from BARNETT its filings with the Securities and Exchange Commission and all other information that he has deemed necessary to make an informed investment decision with respect to an investment in BARNETT in general and the BARNETT Common Stock in particular;
              (iii) is financially able to bear the economic risks of an investment in BARNETT; and (iv) has such knowledge and experience in financial and business matters in general and with respect to investments of a nature similar to the BARNETT Common Stock so as to be capable, by reason of such knowledge and experience, of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the BARNETT Common Stock. Such acknowledgment shall also indicate that each WORLDWIDE Shareholder understands and agrees that the certificates evidencing the BARNETT Common Stock shall bear the usual restrictive legend pertaining to Rule 144 under the Securities Act and that the BARNETT Common Stock will not be transferable except under an effective registration statement under the Securities Act or in accordance with available exemptions from registration under the Securities Act. Such acknowledgment shall be substantially in the form attached hereto as EXHIBIT A.




Share Exchange Agreement - Page 20

        (i) WORLDWIDE shall have received the necessary approvals from at least 90% of its shareholders to proceed with the transactions contemplated herein.

        (j) Management of BARNETT shall have entered into a one-year lock-up agreement with respect to the BARNETT Common Stock they will receive at Closing.

6.2 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF WORLDWIDE TO COMPLETE THE CLOSING. The obligations of WORLDWIDE to enter into and complete the Closing are subject to the fulfillment on or prior to the Closing Date, of the following conditions, any one or more of which may be waived by
        WORLDWIDE:

        (a) (i) All of the terms, covenants, and conditions of this Agreement to be complied with or performed by BARNETT at or before the Closing shall have been duly complied with and performed in all material respects, (ii) the representations and warranties of BARNETT set forth in Article IV shall be true in all material respects on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing, and (iii) WORLDWIDE shall have received a certificate to such effect from BARNETT, specifically referencing SECTIONS 4.6 AND 4.7. BARNETT shall provide a certificate from its transfer agent as to the representations contained in SECTION 4.2.

        (b) All consents, waivers, approvals, licenses, authorizations of, or filings or declarations with third parties or Governmental or Regulatory Bodies required to be obtained by BARNETT in order to permit the transactions contemplated by this Agreement to be consummated in accordance with agreements and court orders applicable to BARNETT and applicable governmental laws, rules, regulations and agreements shall have been obtained and any waiting period thereunder shall have expired or been terminated, and WORLDWIDE shall have received a certificate from BARNETT to such effect.

        (c) All actions, proceedings, instruments, and documents in connection with the consummation of the transactions contemplated by this Agreement, including the forms of all documents, legal matters, opinions, and procedures in connection therewith, shall have been approved in form and substance by counsel for WORLDWIDE, which approval shall not be unreasonably withheld.

        (d)   BARNETT  shall  have  furnished  such   certificates  to  evidence
              compliance with the conditions set forth in this Article, as may be reasonably requested by WORLDWIDE or its counsel.

        (e)   BARNETT shall not have suffered any Material Effect.

        (f) No material information or data provided or made available to WORLDWIDE by or on behalf of BARNETT shall be incorrect in any material respect.



Share Exchange Agreement - Page 21

        (g) No investigation and no suit, action, or proceeding before any court or any governmental or regulatory authority shall be pending or threatened by any state or federal governmental or regulatory authority, against BARNETT or any of its affiliates, associates, officers, or directors seeking to restrain, prevent, or change in any material respect the transactions contemplated hereby or seeking damages in connection with such transactions that are material to BARNETT.

        (h) The BARNETT Common Stock shall be continue to be quoted on the Pink Sheets.

        (i) WORLDWIDE Shareholders holding no more than 10% of the issued and outstanding WORLDWIDE common stock shall have perfected appraisal rights for their shares in accordance with the Colorado Law.

        (j) BARNETT shall have amended its Articles of Incorporation to authorize at least 1,000,000 shares of preferred stock.

        (k) BARNETT shall have effected a one-for-two reverse split on its issued and outstanding shares of common stock.

        (l) The shareholders of BARNETT shall have adopted a stock option plan satisfactory to WORLDWIDE.

        (m) The principal shareholders of BARNETT shall have entered into a one-year lock-up agreement, a proxy to allow one or more designees of WORLDWIDE to vote their shares for a period of one year, and a one-year option to allow one or more designees of WORLDWIDE to purchase their shares at $0.20 per post-reverse stock split share, if such shareholders so choose to sell.

        (n) BARNETT shall have issued 323,776 pre-reverse split shares of common stock to extinguish all debt owed to Carlos V. Sandoval


                                   ARTICLE VII
                             POST-CLOSING COVENANTS

The parties covenant to take the following actions after the Closing Date:

7.1 FURTHER INFORMATION. Following the Closing, each party will afford to the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data of WORLDWIDE or BARNETT, as the case may be, relating to the business of WORLDWIDE or BARNETT in their possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party (a) to facilitate the investigation, litigation and final disposition of any claims which may have been or may be made against any party or its affiliates and (b) for any other reasonable business purpose.


Share Exchange Agreement - Page 22

7.2 RECORD RETENTION. Each party agrees that for a period of not less than five years following the Closing Date, such party shall not destroy or otherwise dispose of any of the Books and Records of WORLDWIDE or BARNETT relating to the business of WORLDWIDE or BARNETT in his or its possession with respect to periods prior to the Closing Date. Each party shall have the right to destroy all or part of such Books and Records after the fifth anniversary of the Closing Date or, at an earlier time by giving each other party hereto 30 days prior written notice of such intended disposition and by offering to deliver to the other party or parties, at the other party's or parties' expense, custody of such Books and Records as such party may intend to destroy.

7.3 POST-CLOSING ASSISTANCE. WORLDWIDE and BARNETT will provide each other with such assistance as may reasonably be requested in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the requesting party with any records or information that may be reasonably relevant to such return, audit or examination, proceedings or determination. The party requesting assistance shall reimburse the other party for reasonable out-of-pocket expenses incurred in providing such assistance. Any information obtained pursuant to this SECTION 7.3 or pursuant to any other Section hereof providing for the sharing of information or the review of any Tax Return or other schedule relating to Taxes shall be kept confidential by the parties hereto.


                                  ARTICLE VIII
                                    SURVIVAL

8.1 SURVIVAL OF AGREEMENTS, REPRESENTATIONS AND WARRANTIES. Notwithstanding any investigation conducted or notice or knowledge obtained by or on behalf of any party hereto, each agreement in this Agreement shall survive the Closing without limitation as to time until fully performed and each representation and warranty in this Agreement or in the Exhibits, Schedules or certificates delivered pursuant to this Agreement shall survive the Closing for a period of two years (other than the representations and warranties contained in SECTION 3.5 which shall survive the Closing without limitation as to time, and other than the representations and warranties contained in SECTION 3.14, which shall survive the Closing until the earlier of (i) three and one-half years from the Closing Date and (ii) three years following the date on which BARNETT files the Tax Return relating to the taxable period from January 1, 2005 through the Closing Date). Notice must be given to the party from whom indemnification is sought of any claim for indemnification under Article VIII prior to the termination of the relevant survival period.


                                   ARTICLE IX
                            TERMINATION OF AGREEMENT

9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing as follows:



Share Exchange Agreement - Page 23

        (a)   by mutual written consent of BARNETT and WORLDWIDE;

        (b) by BARNETT or WORLDWIDE by written notice to the other party hereto, if the Closing shall not have occurred on or prior to the close of business on June 30, 2005 (unless such event has been caused by a breach of this Agreement by the party seeking such termination);

        (c) by BARNETT or by WORLDWIDE if a Governmental or Regulatory Body has permanently enjoined or prohibited consummation of the Share Exchange and such court or government action is final and nonappealable;

        (d) by BARNETT if WORLDWIDE has failed to comply in any material respect with any of its covenants or agreements under this Agreement that are required to be complied with prior to the date of such termination; or

        (e) by WORLDWIDE if BARNETT has failed to comply in any material respect with any of its covenants or agreements under this Agreement that are required to be complied with prior to the date of such termination.

        Should WORLDWIDE terminate this Agreement for any reason other than a default by BARNETT as described in SECTION 9.1(E) hereof, WORLDWIDE shall be liable for all damages caused by the failure to close. Similarly, if BARNETT should terminate this Agreement for any reason other than a default by WORLDWIDE as described in SECTION 9.1(D) hereof, BARNETT shall be liable for all damages caused by the failure to close.

9.2     SURVIVAL AFTER TERMINATION.  If this Agreement is terminated pursuant to
        SECTION 9.1, (a) this Agreement shall become null and void and of no further force and effect, except for the provisions of SECTION 5.1 relating to the obligation to keep confidential certain information and
        (b) there shall be no liability on the part of WORLDWIDE or BARNETT or their respective affiliates.


                                    ARTICLE X
                                  MISCELLANEOUS

10.1 EXPENSES. WORLDWIDE shall be responsible for the legal and accounting fees in connection with the Share Exchange.

10.2 FURTHER ASSURANCES. At any time and from time to time after the Closing Date at the request of BARNETT, and without further consideration, WORLDWIDE will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as BARNETT may reasonably deem necessary or desirable in order to transfer, convey and assign the Shares to BARNETT and to assist BARNETT in exercising all rights with respect thereto. The parties shall use their best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the


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

        execution and delivery of any document or other papers, the execution and delivery of which are conditions precedent to the Closing.

10.3 NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be given personally, sent by facsimile transmission or sent by prepaid air courier or certified or express mail, postage prepaid. Any such notice shall be deemed to have been given (a) when received, if delivered in person, sent by facsimile transmission and confirmed in writing within three (3) business days thereafter or sent by prepaid air courier or (b) three (3) business days following the mailing thereof, if mailed by certified first class mail, postage prepaid, return receipt requested, in any such case as follows (or to such other address or addresses as a party may have advised the other in the manner provided in this SECTION 10.3):

                  If to WORLDWIDE:

                           Worldwide Business Solutions Incorporated
                           243 East 19th Avenue
                           Denver, CO 80203
                           Attention:    James P.R. Samuels, President

                  with a copy to:

                           Dill Dill Carr Stonbraker & Hutchings, P.C.
                           455 Sherman Street, Suite 300
                           Denver, Colorado 80203
                           Attention:    Fay M. Matsukage, Esq.

                  If to BARNETT:

                           Barnett Energy Corporation
                           4230 LBJ Freeway, Suite 413
                           Dallas, TX 75244
                           Attention:    Carlos Sandoval, President

10.4 MEDIATION. The parties hereto encourage the prompt and equitable settlement of all controversies or claims (a "DISPUTE") between or among the parties and their affiliates including but not limited to those arising out of or relating to this Agreement or the transactions contemplated hereby. At any time, either party can give the other written notice that it desires to settle a Dispute. Within 10 days of delivery of such notice, the parties agree to cause their officers having authority to resolve such differences to meet for two out of four continuous days (the "NEGOTIATION PERIOD"), the parties agree to submit their Dispute to a mediator to work with them to resolve their differences. Such mediator shall be selected by mutual agreement of the parties. The parties shall participate in the mediation proceeding in good faith with the intention to settle. The mediation shall be conducted pursuant to the rules generally used by the mediator in the mediator's practice, which rules may be modified or amended with the written consent of the parties. No later than three business days prior to the mediation, each party shall deliver to the mediator all information reasonably required for


Share Exchange Agreement - Page 25
        the mediator to understand the Dispute and the issues presented. The mediation shall be determined upon the first to occur of the following:
        (i) by the execution of a settlement agreement resolving the Dispute by the parties; (ii) by a written declaration of the mediator to the effect that further efforts at mediation are no longer worthwhile; or (iii) after the completion of two full days of mediation effect that mediation proceedings are terminated. No party shall sue any other party hereto in connection with any Dispute, except for enforcement of the negotiation and mediation process set forth herein, and the arbitration provisions set forth in SECTION 10.5 hereof shall not be applicable, in each case, prior to termination of the Negotiation Period and of the mediation as provided above.

10.5 ARBITRATION. Any dispute, controversy, or claim arising out of, relating to, or in connection with, this Agreement or the agreements or transactions contemplated by this Agreement shall be finally settled by binding arbitration. The arbitration shall be conducted and the arbitrator chosen in accordance with the rule of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of BARNETT and WORLDWIDE. In connection with any such arbitration, each party shall be afforded the opportunity to conduct discovery in accordance with the Federal Rules of Civil Procedure.

        (a) The seat of the arbitration shall be in Denver, Colorado. Each of WORLDWIDE and BARNETT hereby irrevocably submits to the jurisdiction of the arbitrator in Denver, Colorado, and waives any defense in an arbitration based upon any claim that such party is not subject personally to the jurisdiction of such arbitrator, that such arbitration is brought in an inconvenient format, or that such venue is improper.

        (b) The arbitral award shall be in writing and shall be final and binding on each of the parties to this Agreement. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets. WORLDWIDE and BARNETT acknowledge and agree that by agreeing to these arbitration provisions each of the parties hereto is waiving any right that such party may have to a jury trial with respect to the resolution of any dispute under this Agreement or the agreements or transactions contemplated hereby.

10.6 PUBLICITY. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by BARNETT and WORLDWIDE except as may be required by applicable law or the rules and regulations of the applicable regulatory authorities.

10.7 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules) and the agreements, certificates and other documents delivered pursuant to this Agreement contain the entire agreement among the parties with respect to the transactions described herein, and supersede all prior agreements, written or oral, with respect thereto.

10.8 WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay



Share Exchange Agreement - Page 26
        on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof

10.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado without regard to principles of conflicts of law.

10.10 BINDING EFFECT, NO ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable by any party hereto without the prior written consent of the other parties hereto except by operation of law and any other purported assignment shall be null and void.

10.11 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

10.12 EXHIBITS AND SCHEDULES. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

10.13 EFFECT OF DISCLOSURE ON SCHEDULES. Any item disclosed on any Schedule to this Agreement shall only be deemed to be disclosed in connection with
        (a) the specific representation and warranty to which such Schedule is expressly referenced, (b) any specific representation and warranty which expressly cross-references such Schedule and (c) any specific representation and warranty to which any other Schedule to this Agreement is expressly referenced if such other Schedule expressly cross-references such Schedule.

10.14 HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

10.15 SEVERABILITY OF PROVISIONS. If any provision or any portion of any provision of this Agreement or the application of such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, or the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

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Share Exchange Agreement - Page 27

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         IN WITNESS WHEREOF,  the parties have executed this Agreement as of the date first above written.


                                 BARNETT:

                                 BARNETT ENERGY CORPORATION


                                 By: /s/ CARLOS SANDOVAL
                                    -------------------------------------------
                                         Carlos Sandoval, President


                                 WORLDWIDE:

                                 WORLDWIDE BUSINESS SOLUTIONS
                                 INCORPORATED


                                 By: /s/ JAMES P.R. SAMUELS
                                    -------------------------------------------
                                          James P.R. Samuels, President













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



                                   SCHEDULE A





























Share Exchange Agreement - Schedule A